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                                                                    EXHIBIT 99.1

                   CALIPER TECHNOLOGIES CORP. AND SUBSIDIARIES

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Annual Report of Caliper Technologies Corp. (the "Company") on Form 10-K for the year ended December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Michael
R. Knapp, Chief Executive Officer of the Company certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:

                  (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

                                                        /s/ MICHAEL R. KNAPP
                                                     --------------------------
                                                     Michael R. Knapp
                                                     Chief Executive Officer

Date: March 28, 2003

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A signed original of this written statement required by Section 906 has been provided to Caliper Technologies Corp. and will be retained by Caliper Technologies Corp. and furnished to the Securities and Exchange Commission or its staff upon request.